DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Credit Income 2024 Target Term Fund, Inc.
BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.
BNY Mellon High Yield Strategies Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BNY MELLON HIGH YIELD STRATEGIES FUND

BNY MELLON ALCENTRA GLOBAL CREDIT INCOME 2024 TARGET TERM FUND, INC.

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

PLEASE REVIEW

Dear Shareholder:

Time is running out to participate in the Special Joint Meeting of Shareholders of the above-named funds (each, a "Fund"), scheduled for October 13, 2022. As previously communicated to you, to ensure that Alcentra NY, LLC can continue to provide uninterrupted portfolio management services to each Fund, each Fund's shareholders are being asked to approve a sub-investment advisory agreement between BNY Mellon Investment Adviser, Inc. ("BNYM Adviser"), on behalf of the Fund, and Alcentra NY, LLC (the "Sub-Advisory Agreement"). As to each Fund, the Fund’s investment objective, strategies and policies will not change in connection with the implementation of the Sub-Advisory Agreement. As to each Fund, BNYM Adviser and Alcentra NY, LLC. have represented to the Board that there would be no diminution in the nature, extent or quality of the services provided to the Fund in connection with the implementation of the Sub-Advisory Agreement.

WHAT DO WE NEED FROM YOU? In order to ensure that Alcentra NY, LLC. can continue to provide uninterrupted portfolio management services to each Fund, Fund shareholders are being asked to approve the Sub-Advisory Agreement at the shareholder meeting. Please also note that each Fund’s shareholder base is made up of thousands of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal.

PLEASE VOTE Utilize one of the Convenient options listed here:

VOICE YOUR SAY ON THIS MATTER NOW.

1.     BY PHONE. You may cast your vote by telephone by (877) 361-7968 to cast your vote with a live proxy specialist, quickly and easily.

2.       INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.       VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For further information about the shareholder meeting, the proposal and how to vote or to obtain another copy of the Joint Proxy Statement, you can reach us at (877) 361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

MUTUAL FUND SERVICES

Shareholder Name Address 1 Address 2 Address 3

BNY MELLON INVESTMENT MANAGEMENT

Re: “FUND NAME HERE”

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in the “Fund Name Here”. This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. The deadline to hear from you is 10:00 a.m. Eastern Time on October 12, 2022.

It is very important that we speak to you regarding this matter. Please call toll-free at (877) 361-7968 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:

Investor ID: 123456789 Security ID: 123456789

Shares owned: 33,333.00 Household ID: 0000000

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This is not a scam, fraud or scheme. This document relates to an investment in (“Fund Name Here”) you own through a broker or bank.